      As filed with the Securities and Exchange Commission on May 29, 2002.

                                                      Registration No. 333-88164
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                              AMENDMENT NO. 2 TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------


                      NORTEL NETWORKS CORPORATION                                        NORTEL NETWORKS LIMITED
        (Exact name of Registrant as specified in its charter)            (Exact name of Registrant as specified in its charter)
                                CANADA                                                            CANADA
           (State or other jurisdiction of incorporation or                  (State or other jurisdiction of incorporation or
                             organization)                                                    organization)
                            NOT APPLICABLE                                                     62-12-62580
                (I.R.S. Employer Identification Number)                          (I.R.S. Employer Identification Number)
                      8200 DIXIE ROAD, SUITE 100                                        8200 DIXIE ROAD, SUITE 100
                       BRAMPTON, ONTARIO, CANADA                                        BRAMPTON, ONTARIO, CANADA
                                L6T 5P6                                                          L6T 5P6
                            (905) 863-0000                                                    (905) 863-0000
          (Address, including zip code, and telephone number,               (Address, including zip code, and telephone number,
         including area code, of Registrant's principal executive          including area code, of Registrant's principal executive
                                offices)                                                          offices)

                              CT CORPORATION SYSTEM
                                 111 8TH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8946
                (Name, Address, including zip code, and telephone
               number, including area code, of Agent for Service)

                                   Copies to:
                                DEBORAH J. NOBLE
                               CORPORATE SECRETARY
                           NORTEL NETWORKS CORPORATION
                           8200 Dixie Road, Suite 100
                        Brampton, Ontario, Canada L6T 5P6
                                 (905) 863-0000


       CRAIG B. BROD, ESQ.                         DAVID J. GOLDSCHMIDT, ESQ.
     RAYMOND B. CHECK, ESQ.                      SKADDEN, ARPS, SLATE, MEAGHER
CLEARY, GOTTLIEB, STEEN & HAMILTON                          & FLOM LLP
       One Liberty Plaza                              Four Times Square
    New York, New York 10006                        New York, New York 10036
         (212) 225-2000                                  (212) 735-3000


                   ------------------------------------------

     Approximate date of commencement of proposed sale to the public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by the registrants and any underwriters or agents in light of market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                   ------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the sale of the securities being registered, all of which are being paid by the Nortel Networks Corporation and/or Nortel Networks Limited. All amounts are estimates except the registration fee payable to the Securities and Exchange Commission ("SEC" or the "Commission"):


      SEC registration fee............................................  $  230,000*
      Legal fees and expenses.........................................   1,200,000
      Accounting fees.................................................     225,000
      Fees and expenses of the trustees (including counsel fees)......      15,000
      Printing fees...................................................      70,000
      Miscellaneous...................................................      10,000
                                                                        ----------
           Total .....................................................  $1,750,000
                                                                        ==========
      ----------
      * See the facing page of this registration statement.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Nortel Networks Corporation: The Canada Business Corporation Act ("the Act") contains provisions for the indemnification of directors and officers. Generally a corporation governed by the Act may indemnify a director or officer against all costs, charges and expenses reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other proceeding in which the director or officer is involved by reason of being a director or officer, provided (i) the director or officer acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. A director or officer is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the director or officer fulfills the two conditions described above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the director or officer ought to have done.

     By-law No. 1 of Nortel Networks Corporation, approved by the Board of Directors of Nortel Networks Corporation on February 22, 2001 and confirmed by the shareholders of Nortel Networks Corporation on April 26, 2001, implements the indemnification provisions of the Act as in effect as of the date By-Law No. 1 was approved and reads as follows:

     "SECTION 9.2 INDEMNITY

     Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

          (a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

     SECTION 9.3 INSURANCE

     To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. The directors and officers of Nortel Networks Corporation are covered by a group directors and officers liability insurance policy.

     Nortel Networks Limited: The Act contains provisions for the indemnification of directors and officers. Generally a corporation governed by the Act may indemnify a director or officer against all costs, charges and expenses reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other proceeding in which the director or officer is involved by reason of being a director or officer, provided (i) the director or officer acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. A director or officer is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the director or officer fulfills the two conditions described above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the director or officer ought to have done.

     By-law No. 1 of Nortel Networks Limited, approved by the Board of Directors of Nortel Networks Limited on February 22, 2001, and by its sole shareholder on April 26, 2001, implements the indemnification provisions of the Act as in effect as of the date By-Law No. 1 was approved and reads as follows:

     "SECTION 9.2 INDEMNITY

     Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

          (a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

     The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

     The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

     SECTION 9.3 INSURANCE

     To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

     The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. The directors and officers of Nortel Networks Limited are covered by a group directors and officers liability insurance policy.

ITEM 16.  EXHIBITS

     The following exhibits are filed or incorporated by reference as part of this Registration Statement:

EX. NO.            DESCRIPTION
-------            -----------

1.1* Form of underwriting agreement relating to common shares, preferred shares, debt securities, warrants for common shares or preferred shares, warrants for debt securities, share purchase contracts and share purchase or equity units registered hereunder.

4.1                Restated Certificate and Articles of Incorporation of Nortel
                   Networks Corporation (filed as Exhibit 3 to Nortel Networks
                   Corporation's Current Report on Form 8-K dated October 19,
                   2000).

4.2 Shareholders Rights Plan Agreement dated as of March 13, 2000 between Nortel Networks Corporation and Montreal Trust
                   Company of Canada, which includes the Form of Rights
                   Certificate as Exhibit A thereto (filed as Exhibit 3 to
                   Nortel Networks Corporation's Registration Statement on Form
                   8-A filed with the Commission on April 28, 2000, as amended by the Registration Statement on Form 8-A/A filed with the Commission on May 1, 2000).

4.3**              Form of Senior Indenture to be entered into between Nortel
                   Networks Corporation and Deutsche Bank Trust Company
                   Americas, as trustee, including form of the debt securities.

4.4** Form of Subordinated Indenture to be entered into between Nortel Networks Corporation and HSBC Bank USA, as trustee, including form of the debt securities.

4.5**              Form of Senior Indenture to be entered into among Nortel
                   Networks Limited, as issuer, Nortel Networks Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, including form of the debt securities and the guarantee.

4.6** Form of Subordinated Indenture to be entered into among Nortel Networks Limited, as issuer, Nortel Networks
                   Corporation, as guarantor, and HSBC Bank USA, as trustee, including form of the debt securities and the guarantee.



EX. NO.            DESCRIPTION
-------            -----------
4.7*               Form of warrant agreement for equity securities.

4.8*               Form of warrant agreement for debt securities.

4.9                Specimen of common share certificate of Nortel Networks
                   Corporation (incorporated by reference to Exhibit 1 to Nortel
                   Networks Corporation's Form 8-A/A dated November 19, 1999).

4.10*              Specimen of preferred share certificate of Nortel Networks
                   Corporation.

4.11* Form of the share purchase contract and any related custody agreement.

5.1**              Opinion of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited, as to the legality of the common shares, preferred shares, debt securities, guarantees, warrants for equity securities, warrants for debt securities, share purchase contracts and share purchase or equity units issued by Nortel Networks
                   Corporation and the guaranteed debt securities of Nortel
                   Networks Limited registered hereunder.

12.1**             Computation of ratio of earnings to fixed charges of Nortel
                   Networks Corporation.

12.2**             Computation of ratio of earnings to fixed charges of Nortel
                   Networks Limited.

23.1**             Consent of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited
                   (included in the opinion filed as Exhibit 5.1).

23.2**             Consent of Cleary, Gottlieb, Steen & Hamilton.

23.3 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with U.S. generally accepted accounting principles.

23.4** Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with U.S. generally accepted accounting principles.

23.5** Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with Canadian generally accepted accounting principles.

23.6** Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with Canadian generally accepted accounting principles.

23.7** Consent of Deloitte Touche Tohmatsu, Neuilly, France, with respect to the financial statements of Nortel Networks S.A.

24.1** Powers of Attorney for certain directors and officers of Nortel Networks Corporation.

24.2** Powers of Attorney for certain directors and officers of Nortel Networks Limited.



EX. NO.            DESCRIPTION
-------            -----------
25.1**             Statement of Eligibility and Qualification on Form T-1 of
                   Deutsche Bank Trust Company Americas as the Trustee under the
                   Senior Indentures.

25.2**             Statement of Eligibility and Qualification on Form T-1 of
                   HSBC Bank USA as the Trustee under the Subordinated
                   Indentures.


------------------

* To be filed by amendment or incorporated by reference. Nortel Networks Corporation and/or Nortel Networks Limited will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

** Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act,

          (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     4. That, for purposes of determining any liability under the Securities Act, each filing of each registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification of such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 29th day of May, 2002.

                                        NORTEL NETWORKS CORPORATION




                                        By:  /s/ Frank A. Dunn
                                            -----------------------------------
                                            (FRANK A. DUNN, President,
                                              Chief Executive Officer and Chief
                                              Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below on behalf of Nortel Networks Corporation by the following persons in the capacities indicated on the 29th day of May, 2002.



   PRINCIPAL EXECUTIVE OFFICER AND
   PRINCIPAL FINANCIAL OFFICER


         /s/ Frank A. Dunn                      President, Chief Executive Officer and Chief Financial
---------------------------------------                         Officer, and a Director
             (FRANK A. DUNN)


    PRINCIPAL ACCOUNTING OFFICER


       /s/ Douglas C. Beatty                                        Controller
---------------------------------------
        (DOUGLAS C. BEATTY)

        AUTHORIZED REPRESENTATIVE
          IN THE UNITED STATES:

     NORTEL NETWORKS INC.


      By /s/ Lynn C. Egan
---------------------------------------
          Name:  LYNN C. EGAN
          Title: Assistant Secretary


                                   DIRECTORS:


     J.J. BLANCHARD*                                              R.A. INGRAM*

---------------------------                             ----------------------------------

    (J.J. BLANCHARD)                                             (R.A. INGRAM)

       R.E. BROWN*                                                W.A. OWENS*

---------------------------                             ----------------------------------

      (R.E. BROWN)                                                (W.A. OWENS)

       F.A. DUNN*                                                 G. SAUCIER*

---------------------------                             ----------------------------------

       (F.A. DUNN)                                                (G. SAUCIER)

      L.Y. FORTIER*                                             S.H. SMITH, JR.*

---------------------------                             ----------------------------------

     (L.Y. FORTIER)                                            (S.H. SMITH, JR.)

     J.E. CLEGHORN*                                               L.R. WILSON*

---------------------------                             ----------------------------------

     (J.E. CLEGHORN)                                             (L.R. WILSON)




Dated: May 29, 2002
                                                        *By      /s/ Deborah J. Noble
                                                            ------------------------------
                                                                   (DEBORAH J. NOBLE,
                                                                  as Attorney-in-fact)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 29th day of May, 2002.

                                         NORTEL NETWORKS LIMITED




                                         By:             /s/ Frank A. Dunn
                                             -----------------------------------
                                                   (FRANK A. DUNN, President,
                                                   Chief Executive Officer and
                                                   Chief Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below on behalf of Nortel Networks Limited by the following persons in the capacities indicated on the 29th day of May, 2002.


      PRINCIPAL EXECUTIVE OFFICER AND
        PRINCIPAL FINANCIAL OFFICER

              /s/ Frank A. Dunn                       President, Chief Executive Officer and Chief
    -------------------------------------------                Financial Officer, and a Director
              (FRANK A. DUNN)

        PRINCIPAL ACCOUNTING OFFICER

              /s/ Douglas C. Beatty                                        Controller
    -------------------------------------------
               (DOUGLAS C. BEATTY)


          AUTHORIZED REPRESENTATIVE
            IN THE UNITED STATES:

    NORTEL NETWORKS INC.


    By   /s/ Lynn C. Egan
         --------------------------------------
         Name:  LYNN C. EGAN
         Title: Assistant Secretary

                                   DIRECTORS:


    J.J. BLANCHARD*                                   R.A. INGRAM*

---------------------------                  ------------------------------

   (J.J. BLANCHARD)                                  (R.A. INGRAM)

      R.E. BROWN*                                     W.A. OWENS*

---------------------------                  ------------------------------

     (R.E. BROWN)                                     (W.A. OWENS)

      F.A. DUNN*                                      G. SAUCIER*

---------------------------                  ------------------------------

      (F.A. DUNN)                                     (G. SAUCIER)

     L.Y. FORTIER*                                  S.H. SMITH, JR.*

---------------------------                  ------------------------------

    (L.Y. FORTIER)                                 (S.H. SMITH, JR.)

    J.E. CLEGHORN*                                    L.R. WILSON*

---------------------------                  ------------------------------

    (J.E. CLEGHORN)                                  (L.R. WILSON)




Dated: May 29, 2002
                                             *By    /s/ Deborah J. Noble
                                                 ----------------------------
                                                     (DEBORAH J. NOBLE,
                                                    as Attorney-in-fact)

                                  EXHIBIT INDEX

                 The following exhibits are filed or incorporated by reference as part of this Registration Statement:

EX. NO.            DESCRIPTION
-------            -----------



1.1* Form of underwriting agreement relating to common shares, preferred shares, debt securities, warrants for common shares or preferred shares, warrants for debt securities, share purchase contracts and share purchase or equity units registered hereunder.

4.1                Restated Certificate and Articles of Incorporation of Nortel
                   Networks Corporation (filed as Exhibit 3 to Nortel Networks
                   Corporation's Current Report on Form 8-K dated October 19,
                   2000).

4.2 Shareholders Rights Plan Agreement dated as of March 13, 2000 between Nortel Networks Corporation and Montreal Trust
                   Company of Canada, which includes the Form of Rights
                   Certificate as Exhibit A thereto (filed as Exhibit 3 to
                   Nortel Networks Corporation's Registration Statement on Form
                   8-A filed with the Commission on April 28, 2000, as amended by the Registration Statement on Form 8-A/A filed with the Commission on May 1, 2000).

4.3**              Form of Senior Indenture to be entered into between Nortel
                   Networks Corporation and Deutsche Bank Trust Company
                   Americas, as trustee, including form of the debt securities.

4.4** Form of Subordinated Indenture to be entered into between Nortel Networks Corporation and HSBC Bank USA, as trustee, including form of the debt securities.

4.5**              Form of Senior Indenture to be entered into among Nortel
                   Networks Limited, as issuer, Nortel Networks Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, including form of the debt securities and the guarantee.

4.6** Form of Subordinated Indenture to be entered into among Nortel Networks Limited, as issuer, Nortel Networks
                   Corporation, as guarantor, and HSBC Bank USA, as trustee, including form of the debt securities and the guarantee.

4.7*               Form of warrant agreement for equity securities.

4.8*               Form of warrant agreement for debt securities.

4.9                Specimen of common share certificate of Nortel Networks
                   Corporation (incorporated by reference to Exhibit 1 to Nortel
                   Networks Corporation's Form 8-A/A dated November 19, 1999).

4.10*              Specimen of preferred share certificate of Nortel Networks
                   Corporation.

4.11* Form of the share purchase contract and any related custody agreement.

5.1**              Opinion of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited, as to the legality of the common shares, preferred shares, debt securities, guarantees, warrants for equity securities, warrants for debt securities, share purchase contracts and share purchase or equity units issued by Nortel Networks
                   Corporation and the guaranteed debt securities of Nortel
                   Networks Limited registered hereunder.

12.1**             Computation of ratio of earnings to fixed charges of Nortel
                   Networks Corporation.

12.2**             Computation of ratio of earnings to fixed charges of Nortel
                   Networks Limited.

23.1**             Consent of Nicholas J. DeRoma, Chief Legal Officer of each of
                   Nortel Networks Corporation and Nortel Networks Limited
                   (included in the opinion filed as Exhibit 5.1).

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

23.2**             Consent of Cleary, Gottlieb, Steen & Hamilton.

23.3 Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with U.S. generally accepted accounting principles.

23.4** Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with U.S. generally accepted accounting principles.

23.5** Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Corporation prepared in accordance with Canadian generally accepted accounting principles.

23.6** Consent of Deloitte & Touche LLP, Toronto, with respect to the financial statements of Nortel Networks Limited prepared in accordance with Canadian generally accepted accounting principles.

23.7** Consent of Deloitte Touche Tohmatsu, Neuilly, France, with respect to the financial statements of Nortel Networks S.A.

24.1** Powers of Attorney for certain directors and officers of Nortel Networks Corporation.

24.2** Powers of Attorney for certain directors and officers of Nortel Networks Limited.

25.1**             Statement of Eligibility and Qualification on Form T-1 of
                   Deutsche Bank Trust Company Americas as the Trustee under the
                   Senior Indentures.

25.2**             Statement of Eligibility and Qualification on Form T-1 of
                   HSBC Bank USA as the Trustee under the Subordinated
                   Indentures.


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* To be filed by amendment or incorporated by reference. Nortel Networks
Corporation and/or Nortel Networks Limited will file as an Exhibit to a current report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.


** Previously filed.